                                                                   EXHIBIT 10.36

         STATE OF SOUTH CAROLINA )
                                 }       NETWORK ACCESS AGREEMENT
         COUNTY OF CHARLESTON    }

NETWORK ACCESS AGREEMENT ("Agreement") entered into the 1st day of July, 1998, by and between SCANA Communications, Inc. ("SCI"), f/k/a MPX Systems, Inc., and KNOLOGY Holdings, Inc.

1.       RECITALS

                  (a) SCI maintains telecommunications equipment located at One Charlotte Street, Charleston, South Carolina (referred to hereinafter as the "POP"). SCI connects to a larger telecommunications network ("Network") via its telecommunications equipment located at the POP.

                  (b) SCI and KNOLOGY are entering into this Agreement in which SCI will allow KNOLOGY to access the Network and to house its communications equipment ("Network Access Equipment") at the POP described above.

2. MASTER LEASE Pursuant to a "Commercial Lease" dated January 13, 1997 (the "Master Lease") by and between South Carolina Electric & Gas Company ("SCE&G"), as lessor, and SCI, as lessee, attached hereto as Exhibit A, SCE&G has granted to SCI the right to utilize the premises that include the POP. SCI shall use reasonable efforts to comply with its obligations pursuant to the terms of the Master Lease and shall deliver to KNOLOGY copies of every notice of default, nonrenewal and nonperformance received from SCE&G immediately upon receipt thereof, and KNOLOGY shall have the right, but not the obligation, to cure any such defaults of SCI under the Master Lease, assuming that SCI is either unwilling or unable to cure such defaults itself. SCI covenants that it will not amend the terms of the Master Lease if any said amendment would materially adversely affect KNOLOGY's rights or duties pursuant to this Agreement. SCI represents that (a) SCI has the right under the Master Lease to enter into and to perform this agreement and (b) neither SCI nor SCE&G are in default or breach under the Master Lease.

3. USE Subject to the provisions and conditions and for the term set forth herein, SCI authorizes KNOLOGY to locate KNOLOGY's Network Access Equipment at the POP for the purposes of providing communications services and accessing the Network. KNOLOGY's Network Access Equipment is more fully described in Exhibit B, which is attached hereto and incorporated herein by reference. The POP shall be used by KNOLOGY only for the location, operation and maintenance of KNOLOGY's Network Access Equipment described in Exhibit B pursuant to the terms of this Agreement. KNOLOGY agrees to install equipment of a type that will not cause interference with or in any way harm or damage existing, providers of communications services (both wireless and wireline) and/or their equipment present at the POP at the time of KNOLOGY's installation. The exact location of KNOLOGY's Network Access Equipment at the POP shall be determined mutually by SCI and KNOLOGY at the time or times of actual installation. The parties agree to work in good faith to determine a mutually convenient location(s) for KNOLOGY's Network Access Equipment. In the event the parties cannot agree on a location(s), this Agreement may be terminated by either party upon ten
         (10) days written notice to the other party. Space required will initially be that for five (5) 19" x 8'0" communications relay racks. Floor space occupied will be 19" wide x 26" deep with 24" access space needed front and rear. KNOLOGY may request additional space for additional relay racks. SCI may, but shall not be obligated to, make such additional space available to KNOLOGY. If such space is made available by SCI to KNOLOGY, SCI and KNOLOGY shall negotiate the terms and conditions of such additional space at that time.

4.       TERM

                  (a) INITIAL TERM The Initial Term of this Agreement commenced on July 1, 1998 and shall expire on July 1, 1999 One (1) Year.

                  (b) EXTENSION OF TERM At the end of the Initial Term, this Agreement shall automatically be extended for twenty (20) one (1) year periods (collectively, the "Extension Terms"



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                           and, individually, the "Extension Term") until one
                           party provides written notice to the other not less than ninety (90) days prior to the end of the then-existing Initial Term or Extension Term, as the case may be, of its desire not to extend the term; provided however, that each such Extension Term shall automatically terminate upon the termination of the Master Lease for causes other than SCI's default thereunder. Except as provided in this Section, all terms and conditions of this Agreement shall remain in full force and effect during the Extension Terms. If KNOLOGY should remain in possession of the POP after the termination of the Initial Term and the Extension Term(s), then KNOLOGY shall be deemed to be occupying the POP on a month-to-month basis (the "Holdover Term"), subject to all of the covenants and conditions of this Agreement and at a monthly rental of one and one-quarter (1.25) times the per month charge payable immediately prior thereto. Notwithstanding the foregoing, SCI has no obligation to allow KNOLOGY to remain in possession of the POP during the Holdover Term and may evict KNOLOGY at any time, without advance notice, during such Holdover Term. The Initial Term, the properly exercised Extension Term(s) and the Holdover Term are collectively referred to as the "Term."

5.       CHARGES

                  (a) KNOLOGY shall pay to SCI an annual Network Access Charge to be paid in equal monthly installments on the first day of each month during the Term of this Agreement. During the Initial Term, the annual Network Access Charge shall be Twelve Thousand Dollars ($12,000).

                  (b) During the first Extension Term, the annual Network Access Charge shall be Twelve Thousand three hundred sixty Dollars ($12,360). During every subsequent Extension Term, the amount of the annual Network Access Charge shall be increased by three



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                           percent (3%) over the amount of the Network Access
                           Charge during the preceding Extension Term.

                  (c) KNOLOGY hereby covenants and agrees to pay when due all Network Access Charges due to SCI hereunder at SCI's principal office at 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina, 29033.

6. SERVICES SCI shall arrange for heat, air-conditioning and ventilation to the enclosed areas of the POP in which KNOLOGY's Network Access Equipment is located on the same basis as is provided to SCI's facilities located in the same area. Air conditioning will be required to dissipate approximately 30,000 BTU/hour. Any additional or supplementary heating and cooling systems required or desired by KNOLOGY and approved by SCI shall be installed at KNOLOGY's cost. Electric power for operation of KNOLOGY's Network Access Equipment shall also be arranged for by SCI. Power required will be 7200 watts on five 30A 48V circuits. The furnishing of heat and air-conditioning shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which SCI shall be required to abide by or which it may in good faith elect to abide by.

7. ACCESS. KNOLOGY and its employees shall have access to its Network Access Equipment 24 hours a day, 365 days a year, subject to compliance with such reasonable security measures as shall be in effect from time to time for the POP in general. No party shall have access to KNOLOGY's Network Access Equipment except in the presence of a KNOLOGY representative after reasonable notice to KNOLOGY. SCI shall have access to its equipment located at the POP at all times to enable it to inspect or examine the same and to make repairs, additions and alterations as SCI may deem advisable to preserve the integrity, good order and safety of the POP.



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8.       CONDITION OF PREMISES Except as otherwise provided herein, KNOLOGY shall at its own cost keep the portion of the POP it occupies and KNOLOGY's Network Access Equipment in safe and good condition, except for such structural repairs as are SCI's obligations hereunder.

9. SURRENDER At the termination of this Agreement for any reason, KNOLOGY shall remove its Network Access Equipment and any other of KNOLOGY's goods and effects, and quit and deliver up the space that it occupies at the POP to SCI peaceably and in as good order and condition as at the commencement of this Agreement (or as thereafter improved), reasonable wear and tear and damage by fire or other casualty or repairs which are SCI's obligation hereunder excepted. If KNOLOGY's Network Access Equipment and other goods and effects are not removed by KNOLOGY within 30 days after termination, SCI may remove and store same as it desires, any cost of removal and storage to be chargeable to KNOLOGY.

10. REPAIRS SCI shall be responsible only for making structural repairs to the POP and for making repairs to facilities and equipment located outside of but furnishing service to the POP.

11. LIMITATION REGARDING SERVICES SCI reserves the right, without any liability to KNOLOGY and without being in breach of any covenant of this Agreement, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric or other systems serving the POP, or the rendition of any of the other services required of SCI under this Agreement, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of the repairs or changes which SCI is required by this Agreement or by law to make or in good faith deems advisable or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond SCI's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the POP systems.



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12.      GOVERNMENTAL REQUIREMENTS AND APPROVALS KNOLOGY shall at all times comply with any and all Federal, State and local statutes, regulations, ordinances and other requirements of any of the constituted public authorities and of all insurance underwriters, relating to its use and occupancy of the POP. Further, SCI shall cooperate with KNOLOGY and KNOLOGY's efforts to obtain and maintain in effect all certificates, permits, licenses and other approvals required by governmental authorities for KNOLOGY's use of the POP. The obligations of SCI as set forth herein shall continue throughout the term of this Agreement.

13. SIGNS KNOLOGY shall not place signs on the exterior or interior of the POP except with the approval of SCI.

14. CARE; INSURANCE KNOLOGY shall not overload, damage or deface the POP or do any act which might make void or voidable any insurance on the POP or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of SCI regarding this paragraph, SCI shall have the right to collect from KNOLOGY, upon demand, any such increase or extra premium).

15. ALTERATIONS; ADDITIONS KNOLOGY shall not make alterations of or additions to the POP without the prior written approval of SCI. Said approval shall not be unreasonably withheld for nonstructural alterations, provided reasonably detailed plans and specifications for the work are furnished to SCI.

16. SYSTEM CHANGES KNOLOGY shall not exceed the capacity of any of the electrical conductors and equipment in the POP and shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to (or which might cause damage to) the plumbing system, the heating system, air-conditioning system, electrical system or any other system serving the POP without the prior written consent of SCI.



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17.      ASSIGNMENT; DELEGATION This Agreement may not be sold, assigned, transferred or delegated by KNOLOGY without the written consent of SCI. No consent shall be required for assignment to any company controlling, controlled by or under common control of KNOLOGY or for the collateral assignment of this Agreement in favor of KNOLOGY's lender.

18. FIRE OR OTHER CASUALTY In the event of damage to the POP or those portions of the POP providing access or essential services thereto, by fire or other casualty, SCI shall at its expense cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence. SCI shall not, however, be obligated to restore or rebuild the POP to a condition in excess of the condition of the POP at the time of the commencement of this Agreement, nor in any event to repair, restore or rebuild any of KNOLOGY's Network Access Equipment, or any alterations or additions made by KNOLOGY after commencement of the term of this Agreement. To the extent and for the time that the POP is rendered uninhabitable, the Network Access Charges set forth above shall proportionately abate. In the event the damage shall be so extensive that SCI in its sole discretion shall decide not to repair or rebuild the POP, this Agreement shall, at the option of either party, exercisable by written notice to the other party given within sixty (60) days thereof, be terminated as of a date specified in such notice (which shall not be more than thirty (30) days thereafter) and the Network Access Charges (taking into account any abatement as aforesaid) shall be prorated to the termination date and KNOLOGY shall thereupon promptly vacate the POP.

19.      INDEMNIFICATION

                  (a) KNOLOGY agrees to compensate SCI for damages and to indemnify and hold SCI harmless from all claims (including attorneys' fees, costs and expenses of defending against such claims) arising from the acts or omissions or KNOLOGY or KNOLOGY's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the POP or arising from KNOLOGY's default pursuant to this Agreement. KNOLOGY specifically agrees to compensate SCI for damages and to indemnify and



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                           hold SCI harmless from all claims (including
                           attorneys' fees, costs and expenses of defending against such claims) imposed by regulatory agencies, including the Federal Communications Commission (the "FCC"), as a result of the acts or omissions of KNOLOGY. Except as otherwise specifically provided herein to the contrary, it is understood and agreed that all property kept, installed, stored, or maintained in or upon the POP by KNOLOGY shall be so installed, kept, stored, or maintained at the risk of KNOLOGY. SCI shall not be responsible for any loss or damage to equipment owned by KNOLOGY which might result from tornadoes, lightning, wind storms, or other Acts of God; provided, however, SCI agrees to compensate KNOLOGY for damages and to indemnify and hold KNOLOGY harmless from all claims (including attorneys', fees, costs and expenses of defending against such claims) arising from the acts or omissions of SCI or SCI's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the POP or arising from SCI's default pursuant to this Agreement. The indemnities described in this Section shall survive termination of this Agreement.

                  (b) The parties understand that SCI would not enter into this Agreement except that it is clearly understood that the parties agree that this Agreement does not give rise, and is not intended to give rise, to any third-party claims, as there are no intended third-party beneficiary to this Agreement. Based on the foregoing, the parties intend that SCI shall not be liable: (i) to any third party due to any provision of this Agreement, or (ii) notwithstanding the provisions of Section 19.a, to KNOLOGY on account of any interruption of the business of KNOLOGY, unless such interruption is caused by the gross negligence or intentional misconduct of SCI or SCI's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the POP. In the event of any interruption of the business of KNOLOGY which interruption is not caused by the gross negligence or intentional misconduct of SCI or SCI's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the



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                           POP, KNOLOGY shall be entitled to terminate this
                           Agreement, receive a prorated refund of any advance rental, and/or abate rent until the interruption ceases, as its sole remedies against SCI for said interruption of its business. The provisions of this
                           Section 19.b shall survive termination of this Agreement.

                  (c) THE PARTIES UNDERSTAND THAT SCI WOULD NOT ENTER INTO THIS AGREEMENT EXCEPT THAT IT IS CLEARLY UNDERSTOOD THAT SCI SHALL NOT BE LIABLE TO KNOLOGY OR ANY OTHER PERSON OR ENTITY FOR ANY CONSEQUENTIAL DAMAGES ARISING FROM ANY CAUSE WHATSOEVER. In the event that any third party seeks to hold SCI responsible for any consequential damages, then in that event, KNOLOGY agrees to indemnify and hold harmless SCI from all damages and costs, including attorneys' fees associated with such claim.

20. INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a substantial portion of the assets of KNOLOGY, or
         (b) an assignment by KNOLOGY for the benefit of creditors, or (c) the institution by or against KNOLOGY of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (d) any execution issued against a significant portion of the assets of KNOLOGY or against KNOLOGY's interest hereunder which has not stayed or discharged at least twenty
         (20) days prior to a scheduled execution sale, shall constitute a breach of this Agreement by KNOLOGY. In the event of such a breach, SCI shall have, without need of further notice to KNOLOGY, the rights enumerated in Section 21 herein.

21.      DEFAULT

                  (a) EVENTS OF DEFAULT If KNOLOGY shall fail to pay Network Access Charges as set forth above or any other sum payable to SCI hereunder or shall fail to perform or observe any of the other covenants, terms or conditions contained in this Agreement within thirty (30) days (or such longer period as is reasonably required to correct any such default, but not more than ninety (90) days, provided KNOLOGY promptly commences and diligently continues to effectuate a cure) after written notice thereof by SCI, or if any of the events specified in Paragraph 20 hereof occur, or if KNOLOGY vacates or abandons the POP in contradiction of this Agreement during the term hereof or removes or manifests an intention to remove any substantial portion of KNOLOGY's goods or property therefrom other than in the ordinary and usual course of KNOLOGY's business, then, and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), SCI, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, terminate this Agreement on at least five (5) days' notice to KNOLOGY and, on the date specified in said notice, this Agreement and the term hereby demised and all rights, but not obligations, of KNOLOGY hereunder shall expire and terminate and KNOLOGY shall thereupon quit and surrender possession of the POP to SCI in the condition elsewhere herein required and KNOLOGY shall remain liable to SCI as provided in this Agreement. KNOLOGY shall not be in default of this Agreement if any past due payment is made within 15 days of notice thereof. It is further provided that SCI shall not be required to provide the notice called for in this proviso more than twice in any calendar year.

                  (b) OVERDUE PAYMENTS. If Network Access Charges or any other sum due from KNOLOGY to SCI shall be overdue for more than fifteen (15) days after written notice from SCI, it shall thereafter bear interest at the rate of eighteen (18%) percent per annum (or, if lower, the highest legal rate) until paid.

22. DISCLAIMER OF WARRANTIES SCI has provided no warranties of any type to KNOLOGY regarding the POP, the Network, or any structure or improvement thereon, or the ability or suitability of them to accommodate KNOLOGY's needs and objectives. KNOLOGY has been provided with the opportunity to inspect the POP and the Network and to assess the condition of each. SCI HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

23. NOTICES All statements, notices or other communications with the exception of bills given hereunder shall be deemed sufficiently given or rendered only if in writing and sent by registered mail or certified mail, postage prepaid as follows:


                  If to KNOLOGY:

                  Dixie Noles
                  1241 O.G. Skinner Dr.
                  West Point, GA 31833

                  With a copy, which shall not constitute notice, to:

                  Ancel Hamilton
                  1241 O.G. Skinner Dr.
                  West Point, GA 31833

                  If to SCI:

                  SCANA Communications, Inc.
                  Knox Abbott Drive
                  Suite 240
                  Cayce, SC 29033

                  With a copy, which shall not constitute notice, to:

                  Mitchell Willoughby, Esquire
                  Willoughby & Hoefer, P.A.
                  Box 8416
                  Columbia, SC 29202-8416

                  or to such other person or place as a party may designate by notice as aforesaid.

24. PRIOR AGREEMENTS; AMENDMENTS This Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein. Any previous agreement(s) between the parties pertaining to the same subject matter, if any, is hereby terminated. Neither party hereto has made any representations or promises except as contained herein and the parties agree that this Agreement constitutes the full and exclusive agreement of the parties with regard to the subject matter contained herein.

25. CAPTIONS The captions of the paragraphs in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

26. MECHANIC'S LIEN KNOLOGY shall, within twenty (20) days after notice from SCI, discharge or bond against any mechanic's lien for material or labor claimed to have been furnished to the POP on KNOLOGY's behalf (except for work contracted for by SCI) and shall indemnify, defend and hold harmless SCI from any loss incurred in connection therewith.

27.      SCI'S RIGHT TO CURE SCI may (but shall not be obligated), on fifteen
         (15) days' notice to KNOLOGY (except that no notice need be given in case of emergency), cure on behalf of, and without liability to, KNOLOGY any default hereunder by KNOLOGY, and the cost of such cure (including any attorneys' fees incurred) shall be deemed immediately due to SCI and payable upon demand.

28. QUIET ENJOYMENT KNOLOGY, upon payment of the fees and performance of all obligations imposed under this Agreement, shall have the peaceful and quiet enjoyment of the space to be occupied hereunder for the purposes described above without hindrance or disturbance by SCI or those claiming by, through or under SCI, subject, however, to the terms of the Agreement, and to any mortgage or lease which is superior to this Agreement.

29. TAXES KNOLOGY shall be responsible for making any necessary returns for and paying any and all taxes separately levied or assessed against its improvements to 1426 Main Street and/or the POP. KNOLOGY shall reimburse SCI for any increase in real estate taxes levied against 1426 Main Street and/or the POP which are directly attributable to the improvements constructed by KNOLOGY and are not separately levied or assessed against KNOLOGY's improvements by the taxing authorities.

30. CONDEMNATION If the whole of the real property which includes the POP, or such portions thereof as will make the real property which includes the POP unusable for the purposes herein described, are condemned by any legally constituted public authority, then this Agreement and the terms hereby granted shall cease from the time when possession thereof is taken by the public authority, and Network Access Charges shall be accounted for as between KNOLOGY and SCI as of that date. Any lesser condemnation shall in no way affect the respective rights and obligations of the parties hereunder. However, nothing in this paragraph shall be construed to limit or adversely affect KNOLOGY's right to an award of compensation from any condemnation proceeding.

31.      MISCELLANEOUS

                  (a) NONWAIVER The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions, or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in fall force and effect with respect to any subsequent breach, act or omission.

                  (b) PARTIAL INVALIDITY If any of the provisions of this Agreement, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (c) CONSTRUCTION This Agreement shall be governed in all respects by the laws of the State of South Carolina.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

WITNESSES:                          KNOLOGY HOLDINGS, INC.


/s/                                 By: /s/ Bret T. McCants
---------------------------             ------------------------------------

                                    [print name] Bret T. McCants
                                                 ---------------------------
/s/                                 Its: VP-Construction
---------------------------              -----------------------------------


                                    SCANA COMMUNICATIONS, INC.


/s/                                 By: /s/
---------------------------             ------------------------------------
                                    [print name]
                                                 ---------------------------
                                    Its: President
---------------------------              -----------------------------------

STATE OF SOUTH CAROLINA    )
                           )        ADDENDUM
COUNTY OF CHARLESTON       )


This ADDENDUM is entered into this 1st day of August, 1998 by and between SCANA Communications, Inc. (hereinafter "SCI") and Knology Holdings Inc. (hereinafter "Knology").

WHEREAS, the parties previously entered into a "Network Access Agreement" dated July 1, 1998;

WHEREAS, Knology now wishes to lease a timing port from the SCI Stratum Clock;

WHEREAS, the parties agree to increase the amount payable under the Agreement to account for the timing port;

NOW, THEREFORE, for and in consideration of the mutual premises and consideration set forth herein, the parties agree as follows:

1. MODIFICATION OF CHARGES. The parties hereby modify Article 5 of the Agreement by deleting it in its entirety and replacing it with the following language:

          a. Knology shall pay to SCI an annual Network Access Charge to be paid in equal monthly installments on the first day of each month during the Term of this Agreement. During the Initial Term, the annual Network Access Charge shall be calculated as follows:

                           Relay Rack Charges ($2,400 x 5 racks)                $12,000

                           Timing Port Fee                                       $1,375
                                                                                -------
                           ($1,500 annual fee x 11/12 - Pro Rata charge
                           for 8/1/98 thru 7/1/99)

                           Total Initial Term Annual Charge                     $13,375

         b. During the first Extension Term, the annual Network Access Charge shall be Thirteen Thousand Nine Hundred Five Dollars

                  ($13,905). During every subsequent Extension Term, the amount of the Annual Network Access Charge shall be increased by three percent (3%) over the amount of the Network Access Charge during the preceding Extension Term.

         c. Knology hereby covenants and agrees to pay when due all Network Access Charges due to SCI hereunder at SCI's principal office at 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina 29033.

2. NO OTHER CHANGES. Except as set forth herein, there are no other changes to the Agreement.

Witnesses:                                 Knology Holdings, Inc.


/s/ Donna Hicks                            By: /s/ Andy Sivell
-----------------------------                  --------------------------------

                                           (print name) Andy Sivell
                                                       ------------------------

/s/                                        Its:
-----------------------------                  --------------------------------



                                           SCANA Communications, Inc.


/s/                                        By: /s/ George J. Bullwinkel, Jr.
-----------------------------                  --------------------------------
                                               George J. Bullwinkel, Jr.
                                               President

/s/
-----------------------------